EXHIBIT 1


                              JOINDER AGREEMENT TO

                           GROUP AGREEMENTS REGARDING
                              COMMON STOCK OF LIFE
                               TECHNOLOGIES, INC.

           On January 26, 2000, the Frederick R. Adler Trust (the "Trust") transferred (the "Transfer") beneficial ownership of all shares of common stock, par value $.01 per share (the "Common Stock"), of Life Technologies, Inc. ("LTI") held by the Trust to Frederick R. Adler.

           By his execution and delivery of the attached signature page, Adler hereby:

           (i) agrees to become a party to each of the Agreements, dated as of November 25, 1998, December 1, 1998, and December 18, 1998, respectively (each as amended on May 10, 1999 and December 3, 1999), among International Specialty Products Inc. and each of the Investors party thereto (collectively, the "Group Agreements"), and shall be fully bound by, and subject to, all of the covenants, terms and conditions of each of the Group Agreements as though an original party thereto and shall be deemed an Investor, as such term is defined in each of the Group Agreements, for all purposes thereof; and

           (ii) authorizes the attached signature page to be attached to and made part of each of the Group Agreements; and

           (iii) authorizes this Joinder Agreement to be filed as an exhibit to a Schedule 13D filing with the Securities and Exchange Commission with respect to the Group Agreements and the Common Stock.

           In addition, by execution of the attached signature page, each of the undersigned consents to the Transfer.

           This Joinder Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                         [Signatures on Following Page]

           IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be executed as of the 27th day of January, 2000.



                                           /s/ Frederick R. Adler
                                           ----------------------
                                           Frederick R. Adler
Agreed to and accepted this
27th day of January, 2000

INTERNATIONAL SPECIALTY                    YORK CAPITAL MANAGEMENT, L.P.,
PRODUCTS INC.                              by Dinan Management, L.L.C., its
                                           General Partner

By: /s/ Kumar Shah
    -----------------------------
    Name:  Kumar Shah                      By: /s/ James G. Dinan
    Title: Senior Vice President              -----------------------------
                                              Name: James G. Dinan
                                              Title: Senior Managing Member

THE COHEN REVOCABLE TRUST
                                           JGD MANAGEMENT CORP.

By: /s/ S. Cohen
    -----------------------------
    Name:  S. Cohen                        By: /s/ James G. Dinan
    Title: Trustee                            -----------------------------
                                              Name: James G. Dinan
                                              Title: President

BEAR, STEARNS & CO. INC.
                                           YORK INVESTMENT LIMITED

By: /s/ Barry Cohen
   --------------------------------
    Name: Barry Cohen                      By: /s/ Anthony L.M. Inder Reiden
    Title: Senior Managing Director           -------------------------------
                                              Name: Anthony L.M. Inder Reiden
                                              Title: Director


/s/ A. Chang
-----------------------------
A. Chang